                                    EXHIBIT 6


                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of this 25th day of January, 1996 by and among Stephen C. Lehman, Timothy M. Kelly, Edward A. Mann and Kraig T. Kitchin (collectively, the "Selling Stockholders") and Premiere Radio Networks, Inc., a Delaware corporation (the "Company"), with reference to the following facts and circumstances:


     A. The Selling Stockholders are the beneficial owners of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

     B.   The Company has filed a Registration Statement on Form SB-2
(No. 33-99808), as amended (the "Registration Statement"), relating to an underwritten public offering of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

     C. The Company and the Selling Stockholders each want the Selling Stockholders to participate in the offering contemplated by the Registration Statement (the "Offering").

     NOW, THEREFORE, IN CONSIDERATION of valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. DELIVERY AND EXCHANGE OF COMMON STOCK. Concurrently with the execution of this Agreement, each Selling Stockholder shall deliver to U.S. Stock Transfer Corporation, as Custodian pursuant to those certain Custody Agreements of even date herewith and as Transfer Agent for the Common Stock and the Class A Common Stock ("U.S. Stock Transfer"), certificates representing at least the aggregate number of shares of Common Stock constituting Firm Shares (as defined in the Underwriting Agreement) and Option Shares (as defined in the Underwriting Agreement) for such Selling Stockholder, together with executed copies of this Agreement and an Irrevocable Joint Letter of Instruction from the Selling Stockholders and the Company, in the form of EXHIBIT A hereto, directing the Transfer Agent to cancel that number of shares of Common Stock which constitute Firm Shares and issue to the Selling Stockholders an equal number of shares of Class A Common Stock upon execution of the Underwriting Agreement and to cancel that number of shares of Common Stock which constitute Option Shares (as defined in the Underwriting Agreement) and issue to the Selling Stockholders an equal number of shares of Class A Common Stock upon and to the extent of any exercise of the Underwriters' Over-Allotment Option.

     2. GUARANTEED DELIVERY. To the extent that such share certificates are not so delivered, each affected Selling Stockholder shall deliver to the Company and the Transfer Agent, concurrently herewith, a notice of guaranteed delivery in the form attached hereto as EXHIBIT B.

                                  Page 28 of 34

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     3.   GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

     4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall comprise one and the same instrument.

     5. FURTHER ASSURANCES. The parties hereto agree to take such further actions and execute such further instruments as may be reasonably necessary in connection with the consummation of the transactions contemplated hereby.

     6. AUTHORITY. The parties signing below represent they have the requisite power and authority to bind the entity on whose behalf they are signing.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Selling Stockholder and the Company with respect to the subject matter hereof.


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                                  Page 29 of 34

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         PREMIERE RADIO NETWORKS, INC.,
                         a Delaware corporation




                         By: /s/ Daniel M. Yukelson
                            -------------------------------------------------
                            Its: Vice President/Finance and Chief Financial
                                 Officer
                                ---------------------------------------------

                          /s/ Stephen C. Lehman
                         ----------------------------------------------------
                              Stephen C. Lehman


                          /s/ Timothy M. Kelly
                         ----------------------------------------------------
                              Timothy M. Kelly



                          /s/ Edward A. Mann
                         ----------------------------------------------------
                              Edward A. Mann


                          /s/ Kraig T. Kitchin
                         ----------------------------------------------------
                              Kraig T. Kitchin

                                  Page 30 of 34

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                    IRREVOCABLE JOINT LETTER OF INSTRUCTIONS



                                January __, 1996


U.S. Stock Transfer Corporation
1745 Gardena Avenue
Glendale, California  91204



Gentlemen:

     The undersigned hereby instruct you, in your capacity as the custodian pursuant to those certain Custody Agreements of even date herewith and as transfer agent for the Common Stock, $.01 par value per share (the "Common Stock"), of Premiere Radio Networks, Inc., a Delaware corporation (the "Company"), and for the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), as follows:

     1. Concurrently herewith _______________ (the "Selling Stockholder") is delivering to you certificates representing an aggregate of _________ shares of Common Stock, consisting of ______________ Firm Shares and ____________ Option Shares, as such terms are defined in that certain Underwriting Agreement of even date herewith between Oppenheimer & Co., Inc., Montgomery Securities and Dabney/Resnick, Inc., as representatives of the several underwriters set forth therein (the "Representatives"), the Company, Stephen C. Lehman, Timothy M. Kelly, Edward A. Mann and Kraig T. Kitchin (the "Underwriting Agreement"), together with copies of a Custody Agreement of even date herewith executed by the undersigned and an Exchange Agreement of even date herewith executed by the undersigned and the Company.

     2. Upon receipt by you of notice from the Company and any of the Representatives of the execution of the Underwriting Agreement, you shall cancel the Firm Shares, and issue a certificate in the name of the Selling Stockholder for the same number of shares of Class A Common Stock which you shall deliver to the Attorneys-in-Fact appointed pursuant to that certain Power of Attorney of even date herewith executed by the Selling Stockholder, a copy of which has been provided to you. You shall issue a certificate in the name of the Selling Stockholder for the remaining shares of Common Stock, if any, which you shall retain until you receive notice of exercise of the Underwriters' Overallotment Option (as defined in the Underwriting Agreement) from the Company and any of the Representatives (the "Exercise Notice") or April 30, 1996, whichever occurs first.

                                    EXHIBIT A

                                  Page 31 of 34

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     3.   Upon receipt by you of the Exercise Notice, you shall cancel that number of Option Shares specified in the Exercise Notice and issue a certificate in the name of the Selling Stockholder for the same number of shares of Class A Common Stock, which you shall deliver to the Attorneys-in-Fact. You shall issue a certificate for the remaining shares of Common Stock, if any, which you shall deliver to the Attorneys-in-Fact.

     4. Any new stock certificates issued pursuant hereto shall bear any legend appearing on the related cancelled certificate.

     5. These instructions shall be irrevocable but shall terminate on April 30, 1996. Upon such termination, you shall return any remaining Common Stock certificates to the Selling Stockholder.

     6. To the extent that such share certificates are not so delivered in accordance with paragraph 1 hereof, each affected Selling Stockholder shall deliver to the Company and the Transfer Agent, concurrently herewith, a notice of guaranteed delivery in the form attached hereto as EXHIBIT B.

     7. These instructions may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall comprise one and the same instrument.




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                                  Page 32 of 34

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                         Very truly yours,

                         PREMIERE RADIO NETWORKS, INC.



                         By:
                            -------------------------------------------------


                         SELLING STOCKHOLDER



                                  Page 33 of 34

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                          NOTICE OF GUARANTEED DELIVERY


     The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having a office or a correspondent in the United States, hereby guarantees delivery to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204, as custodian pursuant to a Custodian Agreement between ____________ and U.S. Trust Stock Transfer Corporation and as transfer agent for the common stock, $.01 par value per share (the "Common Stock"), of Premiere Radio Networks, Inc. of a certificate(s) representing ______________ shares of the Common Stock registered in the name of
_______________________ no later than four (4) business days after the date hereof.




- -------------------------------         --------------------------------------
Name of Firm                            Authorized Signature
                                        Name:
- -------------------------------         Title:

- -------------------------------         Dated:
Address                                       --------------------------------

Telephone No.:
              ----------------











                                    EXHIBIT B

                                  Page 34 of 34